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                                                                   EXHIBIT 10.75

                                    SUBLEASE

                  1. PARTIES. This Sublease, dated June 30, 2003, is made between MTI Technology Corporation ("Sublessor"), and Xyratex International Inc. ("Sublessee").

                  2. MASTER LEASE. Sublessor is the lessee under a written lease dated February 9, 1999, wherein BankOne ("Lessor") leased to Sublessor the real property located in the City of Westmont, County of Dupage, State of Illinois, described as 1111 Pasquinelli Drive, Westmont, Illinois ("Master Premises"). Said lease has been amended by the following amendments: AMENDMENTS; said lease and amendments are herein collectively referred to as the "Master Lease" and are attached hereto as Exhibit "A."

                  3. PREMISES. Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the following portion of the Master Premises ("Premises"): 6000 Sq Ft at 1111 Pasquinelli Drive, Westmont, Illinois, as shown on the attached plan that has been initialled by Sublessor and Sublessee.

                  4. WARRANTY BY SUBLESSOR. Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

                  5. TERM, The Term of this Sublease shall commence on July 7,. 2003 or when Lessor consents to this Sublease (if such consent is required under the Master Lease), whichever shall last occur, and end on June 30, 2005 ("Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Sublease. Sublessor and Sublessee are in agreeance that this is a month-to-month lease with a 30-day termination notice provided by Sublessee. Sublessor agrees to notify the Sublessee 90 days prior to its intent to terminate or modify its lease agreement with the Lessor. In the event the Term commences on a date other than the Commencement Date, Sublessor and Sublessee shall execute a memorandum setting forth the actual date of commencement of the Term. Possession of the Premises ("Possession") shall be delivered to Sublessee on the commencement of the Term. If for any reason Sublessor does not deliver Possession to Sublessee on the commencement of the Term, Sublessor shall not be subject to any liability for such failure, the Termination Date shall not be extended by the delay, and the validity of this Sublease shall not be impaired, but rent shall abate until delivery of Possession. Notwithstanding the foregoing, if Sublessor has not delivered Possession to Sublessee within thirty (30) days after the Commencement Date, then at any time thereafter and before delivery of Possession, Sublessee may give written notice to Sublessor of Sublessee's intention to cancel this Sublease. Said notice shall set forth an effective date for such cancellation which shall be at least ten (10) days after delivery of said notice to Sublessor. If Sublessor delivers Possession to Sublessee on or before such effective date, this Sublease shall remain in full force and effect. If Sublessor fails to deliver Possession to Sublessee on or before such effective date, this Sublease shall be cancelled, in which case all consideration previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of no further force or effect, and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation. If Sublessor permits Sublessee to take Possession prior to the commencement of the Term, such early Possession shall not advance the Termination Date and shall be subject to the provisions of this Sublease, including without limitation the payment of rent. Sublessee shall have the right to terminate sublease with 30 days advanced written notice, but is obligated to remain in space for a minimum of six months.

                  6.       RENT.

6.1 Minimum Rent. Sublessee shall pay to Sublessor as minimum rent, without deduction, setoff, notice, or demand, at Sublessor's address or at such other place as Sublessor shall designate from time to time by notice to Sublessee, the sum of four thousand Dollars ($4000) per month, in advance on the first day of each month of the Term.

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Sublessee shall pay to Sublessor upon execution of this Sublease the sum of eight thousand Dollars ($8000) as rent for the first month's rent and one month rent security deposit ($4000 in base rent, + one month security deposit). Subtenant shall also pay 32.25% or approx. $2500 of the C.A.M./Operating expenses and 50% of all energy, electrical, gas and water in addition to the base rent on a monthly basis. If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial months shall be prorated on a per diem basis.

                  7.       SECURITY DEPOSIT. One Month Rent of $4000

                  8. USE OF PREMISES. The Premises shall be used and occupied only for office and various related legal uses, and for no other use or purpose.

                  9. ASSIGNMENT AND SUBLETTING. Sublessee shall not assign this Sublease or further sublet all or part of the Premises without the prior written consent of Sublessor (and the consent of Lessor, if such is required under the terms of the Master Lease).

                  10. ATTORNEYS' FEES. If Sublessor or Sublessee, shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

                  11. NOTICES. All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Sublessor to Sublessee shall be sent by United States Mail, postage prepaid, addressed to the Sublessee at the Premises, and to the address herein below, or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be sent by United States Mail, postage prepaid, addressed to the Sublessor at the address set forth herein, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee.

To Sublessor:   MTI Technology Corporation
                14661 Franklin Avenue
                Tustin, CA 92780

To Sublessee:   Xyratex International Inc.
                Riverside Business Center
                860 Embarcadero Drive, Suite 10
                West Sacramento, CA 95605-1503

                  15. CONSENT BY LESSOR. THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY LESSOR WITHIN 10 DAYS AFTER EXECUTION HEREOF, IF SUCH CONSENT IS REQUIRED UNDER THE TERMS OF THE MASTER LEASE.

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                  16.      COMPLIANCE. The parties hereto agree to comply with
all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment in Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

Sublessor: MTI TECHNOLOGY CORPORATION   Sublessee: XYRATEX TNTERNATIONAL INC.

By: /s/ Mark Franzen                    By: /s/ Steve Barber
    -----------------------------           ------------------------------
Title: Chief Financial Officer          Title: CEO.

By: _____________________________       By: ______________________________

Title: __________________________       Title: ___________________________

Date: August 4, 2003                    Date: August 13, 2003


                          LESSOR'S CONSENT TO SUBLEASE

The undersigned ("Lessor"), Lessor under the Master Lease, hereby consents to the foregoing Sublease without waiver of any restriction in the Master Lease concerning further assignment or subletting. Lessor certifies that, as of the date of Lessor's execution hereof, Sublessor is not in default or breach of any of the provisions of the Master Lease, and that the Master Lease has not been amended or modified except as expressly set forth in the foregoing Sublease.

Lessor: BANKONE
By:    _______________________________
Title: _______________________________
Date:  _______________________________

CONSULT YOUR ADVISERS - This document has been prepared for approval by your attorney. Colliers, Bennett & Kahnweiler makes no representation or recommendation as to the legal sufficiency or tax consequences of this document or the transaction to which it relates. These are questions for your attorney.

In any real estate transaction, it is recommended that you consult with a professional, such as a civil engineer, industrial hygienist or other person, with experience in evaluating the condition of the property, including the possible presence of asbestos, hazardous materials and underground storage tanks.

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